As filed with the Securities and Exchange Commission on November 24, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAMPBELL SOUP COMPANY
(Exact name of registrant as specified in its charter)

New Jersey		21-0419870
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
One Campbell Place Camden, New Jersey 08103-1798 (856) 342-4800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ellen Oran Kaden
Senior Vice President – Law and Government Affairs
Campbell Soup Company
One Campbell Place
Camden, New Jersey 08103-1798
(856) 342-4800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Joseph A. Hall
Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017
(212) 450-4000

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(1)

Debt Securities
(1)
The registrant is including in this registration statement $300,000,000 of debt securities covered by the registrant’s previous Registration Statement on Form S-3 (File No. 333-90036) that remain unsold as of the date hereof.  Filing fees in the amount of $27,600 were previously paid in respect of such unsold debt securities.  Pursuant to Rule 415(a)(6), such previously paid filing fees will continue to be applied to such unsold securities, and the offering of securities under the previous registration statement will be deemed terminated as of the date of effectiveness of this registration statement.  An additional indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement.  The registrant is deferring payment of the registration fee for such additional securities pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

DEBT SECURITIES

From time to time, we may sell debt securities consisting of debentures, notes or other unsecured evidences of indebtedness on terms we will determine at the times we sell the debt securities. When we decide to sell a particular series of debt securities, we will prepare and deliver a supplement to this prospectus describing the particular terms of the debt securities we are offering.  You should read this prospectus and any supplement carefully before you invest.

Investing in these securities involves risks.  See “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may sell the debt securities directly, through agents, through underwriters or dealers, or through a combination of such methods. If we elect to use agents, underwriters or dealers in any offering of debt securities, we will disclose their names and the nature of our arrangements with them in the prospectus supplement we prepare for such offering.

The date of this prospectus is November 24, 2008.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us.”

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. We are offering to sell debt securities only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate only as of its respective date, regardless of the time of delivery of this prospectus, any prospectus supplement or any such free writing prospectus or any sale of debt securities. In this prospectus, unless otherwise stated, the terms “we,” “us” and “our” refer to Campbell Soup Company and our consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access documents filed by us including the exhibits and schedules thereto.  You may also electronically access these documents through our website, www.campbellsoupcompany.com, under the “Investor Center – Financial Reports – SEC Filings” caption.  We are not incorporating the contents of the website into this prospectus.

The SEC allows us to “incorporate by reference” certain information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus until we sell all of the securities covered by this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended August 3, 2008;

•	Our Definitive Proxy Statement and Additional Materials on Schedule 14A filed with the SEC on October 9, 2008; and

•	Our Current Reports on 8-K filed with the SEC on August 28, 2008, October 1, 2008 and October 8, 2008.

You may electronically access these documents through our website, www.campbellsoupcompany.com, under the “Investor Center – Financial Reports – SEC Filings” caption.  We are not incorporating the contents of the website into this prospectus.  You may also request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Corporate Secretary
Campbell Soup Company
One Campbell Place
Camden, New Jersey 08103-1799
(856) 342-6122

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking” statements that reflect our current expectations regarding our future results of operations, economic performance, financial condition and achievements. We try, wherever possible, to identify these forward-looking statements by using words such as “anticipate,” “believe,” “estimate,” “expect,” “will” and similar expressions. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements reflect our current plans and expectations and are based on information currently available to us. They rely on a number of assumptions regarding future events and estimates which could be inaccurate and which are inherently subject to risks and uncertainties.

We wish to caution the reader that the following important factors and those important factors described in Item 1A of our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q filed with the SEC, could affect our actual results and could cause such results to vary materially from those expressed in any forward-looking statements made by us or on our behalf:

•
the impact of strong competitive response to our efforts to leverage our brand power with product innovation, promotional programs and new advertising, and of changes in consumer demand for our products;

•	the risks in the marketplace associated with trade and consumer acceptance of product improvements, shelving initiatives and new product introductions;

•
our ability to achieve sales and earnings guidance, which are based on assumptions about sales volume, product mix, the development and success of new products, the impact of marketing and pricing actions and product costs;

•	our ability to realize projected cost savings and benefits, including those contemplated by restructuring programs and other cost-savings initiatives;

•	our ability to successfully manage changes to our business processes, including selling, distribution, product capacity, information management systems and the integration of acquisitions;

•	the increased significance of certain of our key trade customers;

•	the impact of fluctuations in the supply and inflation in energy, raw and packaging materials cost;

•	the risks associated with portfolio changes and completion of acquisitions and divestitures;

•	the uncertainties of litigation described from time to time in our SEC filings;

•	the impact of changes in currency exchange rates, tax rates, interest rates, debt and equity markets, inflation rates, economic conditions and other external factors; and

•	the impact of unforeseen business disruptions in one or more of our markets due to political instability, civil disobedience, armed hostilities, natural disasters or other calamities.

 This discussion of uncertainties is by no means exhaustive but is designed to highlight important factors that may impact our outlook. We disclaim any obligation or intent to update forward-looking statements made by us in order to reflect new information, events or circumstances after the date they are made.

CAMPBELL SOUP COMPANY

Campbell Soup Company, together with its consolidated subsidiaries, is a global manufacturer and marketer of high-quality, branded convenience food products. Our principal executive offices are at One Campbell Place, Camden, New Jersey 08103-1799, and our telephone number is (856) 342-4800.  We maintain a website at www.campbellsoupcompany.com where general information about us is available.  We are not incorporating the contents of the website into this prospectus.

USE OF PROCEEDS

Unless we describe a different use of proceeds from an offering in the related prospectus supplement, we intend to use the net proceeds from the sales of the debt securities offered by this prospectus to repay short-term debt, to reduce or retire from time to time other indebtedness and for other general corporate purposes, including acquisitions.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods shown:

Fiscal year ended
8/03/08	7/29/07	7/30/06	7/31/05	8/1/04
5.7	6.5	5.8	5.1	5.0

The ratios of earnings to fixed charges were computed by dividing our earnings by fixed charges.  For this purpose, earnings include the sum of earnings from continuing operations before taxes, amortization of capitalized interest, and fixed charges, less capitalized interest.  Fixed charges include interest expense, capitalized interest, amortization of debt expenses and the estimated interest components of rentals.  All amounts are on an as reported basis.  We adopted the provisions of SFAS No. 123 (revised 2004) “Share-Based Payment,” which require stock-based compensation to be measured based on the grant-date fair value and expensed over the period which an employee is required to provide service in exchange for the award.  As of the beginning of fiscal year 2006, had all of the stock-based compensation been expensed, the pre-tax pro forma impact on earnings from continuing operations would have been a reduction of $43 million in 2005 and $44 million in 2004.  Including the effects of such charges, the pro forma ratio of earnings to fixed charges would have been 4.9 in 2005 and 4.8 in 2004.  In fiscal years 2008 and 2004, we recorded pre-tax restructuring charges of $175 million and $24 million, respectively.  In fiscal year 2006, we recognized a non-cash reduction of $21 million in interest expense associated with the favorable settlement of a U.S. tax contingency.

DESCRIPTION OF DEBT SECURITIES

Unless we indicate otherwise in an accompanying prospectus supplement, the debt securities consisting of debentures, notes and other unsecured evidence of indebtedness will be issued under an indenture between Campbell Soup Company and The Bank of New York Mellon, as trustee, which we have filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary of certain general provisions of the indenture and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the indenture, including the definitions therein of certain terms. The particular terms of a series of debt securities offered by a prospectus supplement and the extent, if any, to which such general provisions may apply to such securities will be described in the prospectus supplement relating to such series. Capitalized terms used and not otherwise defined in this section shall have the meanings assigned to them in the indenture.  In this “Description of Debt Securities,” the terms the “Company,” “we,” “us” and “our” refer to Campbell Soup Company only, and do not include our consolidated subsidiaries.

General

The indenture does not limit the amount of debt securities which we may issue under the indenture and provides that debt securities may be issued thereunder up to the aggregate principal amount which our board of directors may authorize from time to time. Debt securities may be issued from time to time in one or more series. Debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness.

Please refer to the prospectus supplement relating to any particular series of debt securities we may offer for the following terms of such series:

(a)  the designation, aggregate principal amount and authorized denominations of the offered debt securities;

(b)  the price (expressed as a percentage of the aggregate principal amount thereof) at which the offered debt securities will be issued;

(c)  the date or dates on which the offered debt securities will mature;

(d)  the annual rate, if any, at which the offered debt securities will bear interest;

(e)  the date from which such interest, if any, on the offered debt securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and, with respect to offered debt securities in registered form, the regular record dates for such interest payment dates;

(f)  any optional or mandatory sinking fund provisions;

(g)  the date, if any, after which and the price or prices at which the offered debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed at our option or at the option of the holder and any other terms and provisions of such optional or mandatory redemptions;

(h)  the denominations in which any offered debt securities of a series which are registered securities will be issuable if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any offered debt securities of the series which are bearer securities will be issuable if other than denominations of $5,000;

(i)  if other than the principal amount thereof, the portion of the principal amount of offered debt securities of the series which will be payable upon declaration of acceleration of maturity thereof;

(j)  any events of default with respect to the offered debt securities of the series, if not set forth in the indenture;

(k)  the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on the offered debt securities of the series will be payable (if other than the currency of the United States of America), which unless otherwise specified will be the currency of the United States of America as at the time of payment which is the legal tender for payment of public or private debts;

(l)  if the principal of (and premium, if any), or interest, if any, on the offered debt securities of the series is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

(m)  if such offered debt securities are to be denominated in a currency or currencies, including composite currencies, other than the currency of the United States of America, the equivalent price in the currency of the United States of America;

(n)  if the amount of payments of principal of (and premium if any), or portions thereof, or interest, if any, on the offered debt securities of the series may be determined with reference to an index, formula or other method, the manner in which such amounts will be determined;

(o)  whether the offered debt securities will be issuable in registered or bearer form or both, any restrictions applicable to the offer, sale or delivery of any offered debt securities issuable in bearer form and whether, and, if so, the terms upon which, any offered debt securities in bearer form will be exchangeable for offered debt securities in registered form;

(p)  whether such offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the method of transferring beneficial interests in such global security or global securities;

(q)  whether the offered debt securities of any series shall be issued upon original issuance in whole or in part in the form of one or more book-entry securities;

(r)  the application, if any, of certain provisions of the indenture relating to defeasance and discharge, and certain conditions thereto;

(s)  with respect to the offered debt securities of the series, any deletions from, modifications of or additions to the events of default or any covenants, whether or not such events of default or covenants are consistent with the events of default or covenants set forth in the indenture; and

(t)  any U.S. Federal income tax consequences applicable to the offered debt securities.

Debt securities of a series may be issued in registered form or bearer form or both as specified in the terms of the series, may be issued in whole or in part in the form of one or more global securities and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or another depositary named by the Company and identified in a prospectus supplement with respect to such series. The prospectus supplement will specify whether the offered debt securities will be registered, bearer, global or book-entry form.

So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes. Except in certain circumstances, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof.

Unless the prospectus supplement relating thereto specifies otherwise, debt securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multiple thereof, and bearer securities denominated in U.S. dollars will be issued only in denominations of $5,000. The prospectus supplement relating to a series of debt securities denominated in a foreign or composite currency will specify the denomination thereof.

At the option of the holder and subject to the terms of the indenture, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series will be exchangeable into an equal aggregate principal amount of registered securities or, in the case of global bearer securities, registered securities or bearer securities of the same series (with the same interest rate and maturity date). Bearer securities surrendered in exchange for registered securities between the record date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest and interest accrued as of such date will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the indenture. Registered securities of any series will be exchangeable into an equal aggregate principal amount of registered securities of the same series (with the same interest rate and maturity date) of different authorized denominations. Registered securities may not be exchanged for bearer securities.

A book-entry security may not be registered for transfer or exchange (other than as a whole by the depository to a nominee or by such nominee to such depository) unless

(a)  the depository or such nominee notifies us that it is unwilling or unable to continue as depository,

(b)  the depository ceases to be qualified as required by the indenture,

(c)  we instruct the trustee in accordance with the indenture that such book-entry securities shall be so registrable and exchangeable,

(d)  there shall have occurred and be continuing an event of default or an event which after notice or lapse of time would be an event of default with respect to the debt securities evidenced by such book-entry securities or

(e)  there shall exist such other circumstances, if any, as may be specified in the applicable prospectus supplement.

Each holder agrees to indemnify the Company and the trustee against any liability that may result from the holder’s transfer, exchange or assignment a security in violation of any provision of the indenture and/or applicable United States Federal or state securities law.  The trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the indenture or under applicable law with respect to any transfer of a security (including any transfers between or among depositary participants or beneficial owners of interests in any global security) other than to require delivery of such certificates and other documentation or evidence as the indenture expressly requires.

No service charge will be made for any transfer or exchange of the debt securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Unless we indicate otherwise in the prospectus supplement, principal (and premium, if any) will be payable and registered securities will be transferable at the corporate trust office of the trustee or such other paying agent as we may appoint from time to time, as specified in the applicable prospectus supplement. Unless other arrangements are made, we will pay interest, if any, by checks mailed to the holders of registered securities at their registered addresses. We will make payment with respect to debt securities represented by a global security registered in the name of a depository or its nominee to the depository or its nominee, as the case may be, as the registered owner of the global security. To the extent set forth in the prospectus supplement relating thereto, any bearer securities and the coupons appertaining thereto will be payable against surrender thereof, subject to any applicable laws and regulations, at the offices of such paying agencies outside the United States as we may appoint from time to time.

One or more series of the debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. U.S. Federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.

Under the indenture, we will have the ability to issue debt securities with terms different from those of debt securities previously issued.

Certain Covenants

Restrictions on Secured Debt

If the Company or any Restricted Subsidiary shall incur or guarantee any evidence of indebtedness for money borrowed (“Debt”) secured by a mortgage, pledge or lien (“Mortgage”) on any Principal Property of the Company or any Restricted Subsidiary, or on any share of stock or Debt of any Restricted Subsidiary, the Company will secure or cause such Restricted Subsidiary to secure all series of the debt securities equally and ratably with (or, at the Company’s option, prior to) such secured Debt, unless the aggregate amount of all such secured Debt, together with all Attributable Debt with respect to sale and leaseback transactions involving Principal Properties (with the exception of such transactions which are excluded as described in “Restrictions on Sales and Leasebacks” below), would not exceed 10% of Consolidated Net Assets.

The above restriction will not apply to, and there will be excluded from secured Debt in any computation under such restrictions, Debt secured by

(a)  Mortgages on property of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary,

(b)  Mortgages in favor of the Company or a Restricted Subsidiary,

(c)  Mortgages in favor of governmental bodies to secure progress, advance or other payments,

(d)  Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof, including acquisition through merger or consolidation, and purchase money and construction Mortgages which are entered into within specified time limits,

(e)  Mortgages securing certain federal tax-exempt obligations issued by a state or local government entity to finance the acquisition or construction of property,

(f)  mechanics and similar liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith,

(g)  Mortgages arising from deposits with or the giving of any form of security to any governmental authority required as a condition in the transaction of business or exercise of any privilege, franchise or license,

(h)  Mortgages for taxes, assessments or governmental charges or levies which are not then due or, if delinquent, are being contested in good faith,

(i)  Mortgages, including judgment liens, arising from legal proceedings being contested in good faith and

(j)  any extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (a) through (i) inclusive.

Restrictions on Sales and Leasebacks

Neither the Company nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt with respect to such transactions plus all Debt secured by Mortgages on Principal Properties (with the exception of secured Debt which is excluded as described in “Restrictions on Secured Debt” above) would not exceed 10% of Consolidated Net Assets.

This restriction will not apply to, and there shall be excluded from Attributable Debt in any computation under such restriction, any sale and leaseback transaction if

(a)  the lease is for a period, including renewal rights, of not in excess of five years,

(b)  the sale or transfer of the Principal Property is made within a specified period after its acquisition or construction,

(c)  the lease secures or relates to certain federal tax-exempt obligations issued by a state or local government entity to finance the acquisition or construction of property,

(d)  the transaction is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or

(e)  the Company or such Restricted Subsidiary, within 180 days after the sale is completed, applies to the retirement of Funded Debt of the Company or a Restricted Subsidiary, or to the purchase of other property which will constitute Principal Property of a value at least equal to the value of the Principal Property leased, an amount not less than the greater of

(1)  the net proceeds of the sale of the Principal Property leased or

(2)  the fair market value of the Principal Property leased.

In lieu of applying proceeds to the retirement of Funded Debt, debentures or notes (including the debt securities) of the Company or a Restricted Subsidiary may be surrendered to the applicable trustee for cancellation at a value equal to the principal amount thereof or the Company or a Restricted Subsidiary may credit the principal amount of Funded Debt voluntarily retired within 180 days after such sale.

Unless otherwise indicated in a prospectus supplement, the covenants contained in the indenture and the debt securities would not necessarily afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of debt securities.

Certain Definitions

“Attributable Debt” means, as to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at the actual percentage rate inherent in such arrangements as determined in good faith by the Company. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the amount payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be terminated.

“Consolidated Net Assets” means total assets after deducting therefrom all current liabilities as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

“Funded Debt” means (a) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower and (b) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with generally accepted accounting principles (such rental obligations to be included as Funded Debt at the amount so capitalized).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any manufacturing or processing plant or warehouse owned at the date hereof or hereafter acquired by the Company or any Restricted Subsidiary of the Company which is located within the United

States of America and the gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Assets other than (a) any property which in the opinion of the board of directors is not of material importance to the total business conducted by the Company as an entirety or (b) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

“Restricted Subsidiary” means a subsidiary of the Company (a) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States of America and (b) which owns a Principal Property, but does not include a subsidiary of the Company engaged primarily in the development and sale or financing of real property.

Merger and Consolidation

The Company will not merge or sell, convey, transfer or lease all or substantially all of its assets unless the successor Person is the Company or another Person that assumes the Company’s obligations on the debt securities and under the indenture and, after giving effect to such transaction, the Company or the successor Person would not be in default under the indenture.

Events of Default

The indenture defines “events of default” with respect to the debt securities of any series as being one of the following events:

(a)	default in the payment of any installment of interest on that series for 30 days after becoming due;

(b)	default in the payment of principal (or premium, if any) on that series when due;

(c)
default in the performance of any other covenant with respect to the debt securities of that series or in the indenture (other than a covenant included in the indenture solely for the benefit of any series of debt securities other than that series) continued for 90 days after notice;

(d)	certain events of bankruptcy, insolvency or reorganization; and

(e)	any other event of default provided with respect to debt securities of that series.

The indenture contains no events of default or other provisions which specifically afford holders of the debt securities protection in the event of a highly leveraged transaction.

If an event of default shall occur and be continuing with respect to the debt securities of any series, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding may declare the principal (or such portion thereof as may be specified in the prospectus supplement relating to such series) of the debt securities of such series and the accrued interest thereon, if any, to be due and payable. The indenture provides that the trustee shall, within 90 days after the occurrence of a default known to a responsible officer of the trustee, give the holders of debt securities notice of all uncured defaults known to it (the term “default” to mean the events specified above without grace periods); provided that, except in the case of default in the payment of principal of or interest on any debt security, the trustee shall be protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of debt securities. At any time after such declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the debt securities of that series then outstanding, by written notice to the Company and the trustee, may, in certain circumstances, rescind and annul such declaration.

The Company will furnish to the trustee annually a statement by certain officers of the Company to the effect that to the best of their knowledge the Company is not in default in the fulfillment of any of its obligations under the indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default.  In addition, so long as any of the debt securities are outstanding, the Company shall, within five business days of the chief financial officer, the treasurer or the controller of the Company obtaining actual knowledge of a default or event of default with respect to the debt securities, deliver to the trustee an Officers’ Certificate specifying such default or event of default.

The holders of a majority in principal amount of the outstanding debt securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, and to waive certain defaults with respect thereto. The indenture will provide that in case an event of default shall occur and be continuing, the trustee shall exercise such of its rights and powers under the indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of debt securities unless they first shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Modification of the Indenture and Waiver

The indenture provides that the Company and the trustee may enter into supplemental indentures without the consent of the holders of the debt securities to:

(a)  evidence the assumption by a successor corporation of the obligations of the Company,

(b)  add covenants for the protection of the holders of debt securities,

(c)  add any additional events of default,

(d)  cure any ambiguity or correct any inconsistency in the indenture,

(e)  establish the form or terms of debt securities of any series,

(f)  secure the debt securities and related coupons, if any, and

(g)  evidence the acceptance of appointment by a successor trustee.

With certain exceptions, the indenture may be modified or amended with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification; provided, however, that no such modification or amendment may be made, without the consent of the holder of each debt security affected, which would, among other things,

(a)  reduce the principal amount of or the interest on any debt security, change the stated maturity of the principal of, or any installment of interest on, any debt security or the other terms of payment thereof,

(b)  reduce the above-stated percentage of debt securities, the consent of the holders of which is required to modify or amend the indenture, or the percentage of debt securities of any series, the consent of the holders of which is required to waive certain past defaults,

(c)  change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 10.02 of the indenture. or

(d)  modify any of the provisions referred to in clauses (a), (b) and (c) above or clauses (a) and (b) below, except to increase the percentages referred to below or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The holders of at least a majority in principal amount of the debt securities of each series outstanding may, on behalf of the holders of all the debt securities of that series, waive, insofar as that series is concerned, (a) compliance by the Company with certain restrictive provisions of the indenture and (b) any past default under the indenture, except a default (1) in the payment of principal of (and premium, if any) or any interest on any debt security of such series and (2) in respect of a covenant, or provision of the indenture which cannot be modified or amended without the consent of the holder of each debt security of such series outstanding affected.

Defeasance and Discharge

The indenture provides that the Company may specify that, with respect to the debt securities of a certain series, it will be discharged from any and all obligations in respect of such debt securities (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the debt securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified debt securities) upon the deposit with the trustee, in trust, of money and/or U.S. government obligations which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest, if any, on and any mandatory sinking fund payments in respect of such debt securities on the stated maturity of such payments in accordance with the terms of the indenture and such debt securities. If so specified with respect to the debt securities of a series, such a trust may only be established if establishment of the trust would not cause the debt securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof. Also, if so specified with respect to a series of debt securities, such establishment of such a trust may be conditioned on the delivery by the Company to the trustee of an opinion of counsel (who may be counsel to the Company) to the effect that, based upon applicable U.S. Federal income tax law or a ruling published by the United States Internal Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such debt securities. The designation of such provisions, U.S. Federal income tax consequences and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

Concerning the Trustee

We have appointed The Bank of New York Mellon as the trustee under the indenture and as initial security registrar with regard to the debt securities.

We may remove the trustee with or without cause if we so notify the trustee six months in advance and if no event of default occurs during the six-month period.

LEGAL OPINIONS

Unless otherwise disclosed in the prospectus supplement, the validity of the debt securities offered hereby will be passed upon for us by Linda Lipscomb, our Vice President-Legal, as to New Jersey law, and by Davis Polk & Wardwell, New York, New York, as to New York law.  Ms. Lipscomb beneficially owns or has rights to acquire an aggregate of less than 1% of the outstanding shares of our common stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Campbell Soup Company for the fiscal year ended August 3, 2008, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, are as follows.  All of such expenses will be borne by the registrant.

Amount to be Paid
SEC registration fee	$	*
Accounting fees and expenses		**
Legal fees and expenses		**
Printing and engraving costs		**
Fees and expenses of trustee		**
Rating agencies’ fees		**
Miscellaneous		**
TOTAL	$	**

*
Omitted because a portion of the registration fee is being deferred pursuant to Rule 456(b).  As noted on the facing page of this registration statement, the registrant is including in this registration statement $300,000,000 of debt securities covered by the registrant’s previous Registration Statement on Form S-3 (File No. 333-90036) that remain unsold as of the date hereof.  Filing fees in the amount of $27,600 were previously paid in respect of such unsold debt securities.  Pursuant to Rule 415(a)(6), such previously paid filing fees will continue to be applied to such unsold securities.

**	Not presently known.

Item 15.	Indemnification of Directors and Officers

Section 3-5 of the New Jersey Business Corporation Act sets forth the extent to which officers and directors of the registrant may be indemnified against any liabilities which they may incur in their capacity as such. The registrant's By-Laws provide for the indemnification of directors and officers of the registrant against liabilities arising by reason of being a director or officer of the registrant, including liabilities arising under the Securities Act.

The directors and officers of the registrant and its subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such, including liabilities under the Securities Act, under liability insurance policies carried by the registrant.

Item 16.	Exhibits

1		Form of Underwriting Agreement.

4(a	)	Indenture dated as of November 24, 2008 between the registrant and The Bank of New York Mellon, as trustee.

4(b	)	Form of Security, included in Exhibit 4(a).

5		Opinion and consent of Linda Lipscomb, Vice President–Legal of the registrant.

12		Computation of Ratio of Earnings to Fixed Charges.

23(a	)	Consent of PricewaterhouseCoopers LLP.

23(b	)	Consent of Linda Lipscomb, included in Exhibit 5.

24		Powers of Attorney.

25		Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camden, State of New Jersey, on the 24th of November, 2008.

CAMPBELL SOUP COMPANY

By:	/s/ B. Craig Owens
B. Craig Owens
Senior Vice President - Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer)

Signature	Title	Date

*
Douglas R. Conant	President, Chief Executive Officer and Director (Principal Executive Officer)	November 24, 2008

*
Harvey Golub	Chairman and Director	November 24, 2008

*
Edmund M. Carpenter	Director	November 24, 2008

*
Paul R. Charron	Director	November 24, 2008

*
Bennett Dorrance	Director	November 24, 2008

*
Randall W. Larrimore	Director	November 24, 2008

*
Mary Alice D. Malone	Director	November 24, 2008

Signature	Title	Date

*
Sara Mathew	Director	November 24, 2008

*
David C. Patterson	Director	November 24, 2008

*
Charles R. Perrin	Director	November 24, 2008

*
A. Barry Rand	Director	November 24, 2008

*
George Strawbridge, Jr.	Director	November 24, 2008

*
Les C. Vinney	Director	November 24, 2008

*
Charlotte C. Weber	Director	November 24, 2008

/s/ B. Craig Owens
B. Craig Owens	Senior Vice President - Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer)	November 24, 2008

/s/ Anthony P. DiSilvestro
Anthony P. DiSilvestro	Vice President – Controller (Principal Accounting Officer)	November 24, 2008

* By:	/s/ Ellen Oran Kaden
Ellen Oran Kaden
Senior Vice President – Law and Government Affairs, as Attorney-in-fact

EXHIBIT INDEX

1		Form of Underwriting Agreement.

4(a	)	Indenture dated as of November 24, 2008 between the registrant and The Bank of New York Mellon, as trustee.

4(b	)	Form of Security, included in Exhibit 4(a).

5		Opinion and consent of Linda Lipscomb, Vice President–Legal of the registrant.

12		Computation of Ratio of Earnings to Fixed Charges.

23(a	)	Consent of PricewaterhouseCoopers LLP.

23(b	)	Consent of Linda Lipscomb, included in Exhibit 5.

24		Powers of Attorney.

25		Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.